Exhibit 99.1

Contact:
Michael J. Culotta
Executive Vice President and Chief Financial Officer
(502) 627-7475

PHARMERICA REPORTS STRONG RESULTS FOR THE THIRD QUARTER OF 2011
AND NINE MONTHS ENDED SEPTEMBER 30, 2011

Revenues Increase 17.1%

 Adjusted EBITDA Increases 38.8%

Adjusted Earnings Per Share Increase 47.6%

Company Increases 2011 Earnings Guidance

LOUISVILLE, Kentucky (November 3, 2011) – PharMerica Corporation (NYSE: PMC), a national provider of institutional pharmacy and hospital pharmacy management services, today reported its financial results for the third quarter of 2011 and nine months ended September 30, 2011.

Commenting on the Company’s results for the third quarter, Gregory S. Weishar, PharMerica Corporation’s Chief Executive Officer, said, “We are extremely pleased with the results of the third quarter as we continue to experience favorable trends related to improved purchasing terms and higher generic margins.  The third quarter Adjusted EBITDA margin of 4.9% was consistent with the second quarter and 80 basis points higher than the third quarter of 2010.  We are executing our strategic plan well and are optimistic about the fourth quarter as we continue to benefit from brand-to-generic conversions.  Based on the Company’s strong financial performance, we are increasing 2011 full year guidance for Adjusted EBITDA to a range of $90.0 million to $92.0 million.  We remain well positioned to deliver outstanding value for PharMerica stockholders as we pursue our strategic initiatives and head into the accelerating wave of generic drug conversions in 2012 and beyond.”

The results for the third quarter and nine months are set forth below:

➢	Key Comparisons of Third Quarters Ended September 30, 2011 and 2010:

●
Revenues for the third quarter of 2011 were $518.7 million compared with $443.1 million for the third quarter of 2010, an increase of 17.1%.  The increase is due to increased prescriptions dispensed as a result of the Chem Rx and other acquisitions.

●	Net income was $4.8 million, or $0.16 per diluted share, in both periods. Adjusted earnings per diluted share were $0.31 in 2011 compared with $0.21 in 2010, an increase of 47.6%.

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PMC Reports Results for the Third Quarter of 2011

November 3, 2011

●
Cash flows provided by operating activities were $12.0 million compared with $23.5 million in the prior year. The reduction in cash flows was primarily due to the timing and frequency of payments for drug purchases during the quarter.

●	Adjusted EBITDA for the quarter was $25.4 million compared with $18.3 million in the prior year, an increase of 38.8%.

➢	Key Comparisons of Nine Months Ended September 30, 2011 and 2010:

●
Revenues for the nine months ended September 30, 2011, were $1,585.5 million compared with $1,355.8 million for the same period of 2010, an increase of 16.9%.  The increase is due to increased prescriptions dispensed as a result of the Chem Rx and other acquisitions.

●
Net income for the first nine months of 2011 was $15.5 million, or $0.53 per diluted share, compared with $14.5 million, or $0.48 per diluted share, for the same period of 2010.  Adjusted earnings per diluted share were $0.85 in the first nine months of 2011 compared with $0.73 in 2010, an increase of 16.4%.

●
Cash flows provided by operating activities were $12.3 million compared with $68.8 million in the prior year.  The reduction in cash flows was due primarily to timing changes and frequency of payments for the purchase of inventories, an increase in accounts receivable related to the acquired businesses, and an increase in prepaids and other assets as a result of the renegotiated Prime Vendor Agreement.

●	Adjusted EBITDA for the nine months was $70.9 million compared with $60.7 million in the prior year, an increase of 16.8%.

Fiscal 2011 Earnings Guidance

The Company updates its fiscal 2011 earnings guidance range as follows:

(in millions, except per share data)	Previous Guidance	Current Guidance
Revenues	$2,080 - $2,110	$2,080 - $2,090
Adjusted EBITDA	$82.0 - $86.0	$90.0 - $92.0
Depreciation and amortization expense	$30.9 - $30.4	$30.9 - $30.7
Interest expense, net	$9.0 - $8.8	$9.0 - $8.8
Tax rate	40.8% - 40.6%	40.8% - 40.6%
Net income	$24.9 - $27.8	$29.7 - $31.2
Adjusted diluted earnings per share	$0.85 - $0.95	$1.01 - $1.06
Common and common equivalent shares outstanding	29.4	29.4

As is normal practice, the fiscal 2011 earnings guidance does not consider any benefits from future acquisitions nor does it consider any integration, merger and acquisition related costs or other related charges the Company may incur, including but not limited to the application of new accounting pronouncements or other non-recurring charges.  Also, the guidance does not consider any impairment charges, the potential impact of any future acquisitions, the potential impact of the tender offer by Omnicare, Inc., or the expected conversion to Average Manufacturers Price (“AMP”) because the effect of these items cannot be reasonably estimated at this time.

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PMC Reports Results for the Third Quarter of 2011

November 3, 2011

Conference Call

Management will hold a conference call to review the financial results for the third quarter ended September 30, 2011, on November 4, 2011, at 10:00 a.m. Eastern Time.  To access the live webcast, visit the Investor Relations section of the Company’s website at www.pharmerica.com or go to www.earnings.com.  To access a telephonic replay of the call, which will be available one hour after the conclusion of the call through November 11, 2011, please dial 1-888-286-8010 (617-801-6888 if calling from outside the U.S.) and use passcode 89704140.

About PharMerica

PharMerica Corporation is a leading institutional pharmacy services company servicing healthcare facilities in the United States.  As of September 30, 2011, PharMerica operated 92 institutional pharmacies in 44 states.  PharMerica’s customers are institutional healthcare providers, such as nursing centers, assisted living facilities, hospitals and other long-term care providers.  The Company also provides pharmacy management services to long-term care hospitals.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities.  Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations, the strength of the Company’s financial performance during 2011, the impact of the brand to generic drug conversions on the Company, the Company’s ability to deliver outstanding value to its stockholders and the Company’s continued pursuant of its strategic initiatives.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.  These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release are included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company, and also include the outcome of, or developments concerning, the tender offer by Omnicare, Inc.; other potential commercial or business combination proposals that have or may be received in the future; the outcome of any litigation related to the tender offer by Omnicare, Inc. or any other offer or proposal and the Board’s recommendation to the stockholders concerning the tender offer by Omnicare, Inc.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release.  Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Third Quarter of 2011

November 3, 2011

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except share and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2010		2011		2010		2011
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues	$443.1	100.0%	$518.7	100.0%	$1,355.8	100.0%	$1,585.5	100.0%

Cost of goods sold	386.3	87.2	443.4	85.5	1,178.1	86.9	1,368.1	86.3

Gross profit	56.8	12.8	75.3	14.5	177.7	13.1	217.4	13.7

Selling, general and administrative expenses	43.3	9.7	54.7	10.5	131.1	9.6	161.4	10.2

Amortization expense	2.2	0.5	3.0	0.6	6.9	0.5	8.4	0.5

Impairment of intangible assets	–	–	5.1	1.0	–	–	5.1	0.3

Integration, merger and acquisition related costs and other charges	2.4	0.6	1.8	0.3	12.8	1.0	11.6	0.7

Operating income	8.9	2.0	10.7	2.1	26.9	2.0	30.9	2.0

Interest expense, net	0.9	0.2	2.6	0.5	2.6	0.2	6.3	0.4

Income before income taxes	8.0	1.8	8.1	1.6	24.3	1.8	24.6	1.6

Provision for income taxes	3.2	0.7	3.3	0.6	9.8	0.7	9.1	0.6

Net income	$4.8	1.1%	$4.8	1.0%	$14.5	1.1%	$15.5	1.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Earnings per common share:
Basic	$0.16	$0.16	$0.48	$0.53
Diluted	$0.16	$0.16	$0.48	$0.53

Shares used in computing earnings per common share:
Basic	30,033,618	29,366,998	30,282,566	29,324,094
Diluted	30,122,302	29,531,095	30,423,035	29,423,330

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PMC Reports Results for the Third Quarter of 2011

November 3, 2011

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	(As Adjusted) Dec. 31, 2010	Sept. 30, 2011

ASSETS
Current assets:
Cash and cash equivalents	$10.8	$10.3
Accounts receivable, net	237.1	239.9
Inventory	88.5	118.4
Deferred tax assets, net	23.5	38.8
Prepaids and other assets	24.6	31.4
	384.5	438.8

Equipment and leasehold improvements	136.0	143.9
Accumulated depreciation	(76.5)	(90.4)
	59.5	53.5

Deferred tax assets, net	28.7	3.6
Goodwill	179.1	183.4
Intangible assets, net	102.2	93.1
Other	5.7	15.2
	$759.7	$787.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$74.2	$53.2
Salaries, wages and other compensation	22.0	35.3
Current portion of long-term debt	–	3.1
Other accrued liabilities	7.1	10.5
	103.3	102.1

Long-term debt	245.6	257.9
Other long-term liabilities	26.4	23.1

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued at December 31, 2010, and September 30, 2011	–	–
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 30,696,261 and 30,735,615 shares issued as of December 31, 2010, and September 30, 2011, respectively	0.3	0.3
Capital in excess of par value	349.7	354.4
Retained earnings	45.0	60.5
Treasury stock at cost, 1,336,817 shares and 1,344,939 shares at December 31, 2010, and September 30, 2011, respectively	(10.6)	(10.7)
	384.4	404.5
	$759.7	$787.6

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PMC Reports Results for the Third Quarter of 2011

November 3, 2011

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Cash flows provided by (used in) operating activities:
Net income	$4.8	$4.8	$14.5	$15.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4.8	4.8	14.1	14.9
Amortization	2.2	3.0	6.9	8.4
Impairment Charge	–	5.1	–	5.1
Integration, merger and acquisition related costs and other charges	0.1	0.5	0.6	1.2
Stock-based compensation	0.8	1.3	3.3	4.5
Amortization of deferred financing fees	0.1	0.2	0.4	0.7
Deferred income taxes	3.4	2.9	9.1	9.8
Loss on disposition of equipment	0.1	0.1	0.2	0.3
Other	–	(0.2)	–	(0.2)
Change in operating assets and liabilities:
Accounts receivable, net	6.7	6.1	21.3	(2.2)
Inventory and other assets	3.1	10.8	4.5	(29.1)
Prepaids and other assets	2.2	1.9	4.8	(6.9)
Accounts payable	(4.6)	(28.3)	(9.3)	(21.3)
Salaries, wages and other compensation	(0.6)	(0.9)	(5.3)	11.6
Other accrued liabilities	0.4	(0.1)	3.7	–
Net cash provided by operating activities	23.5	12.0	68.8	12.3

Cash flows provided by (used in) investing activities:
Purchases of equipment and leasehold improvements	(3.7)	(3.2)	(8.8)	(9.4)
Acquisitions, net of cash acquired	(3.5)	–	(3.6)	(8.5)
Proceeds from sale of assets	–	0.1	–	0.1
Net cash used in investing activities	(7.2)	(3.1)	(12.4)	(17.8)

Cash flows provided by (used in) financing activities:
Repayment of long-term debt	–	–	–	(240.0)
Proceeds from long-term debt	–	–	–	250.0
Repayments of long-term revolving credit facility	–	(312.1)	–	(897.0)
Proceeds from long-term revolving credit facility	–	299.1	–	902.4
Payments of debt issuance costs	–	–	–	(9.8)
Repayments of capital lease obligations	(0.1)	(0.3)	(0.5)	(0.7)
Issuance of common stock	–	0.1	0.3	0.2
Treasury stock at cost	(10.5)	–	(10.5)	(0.1)
Tax shortfall from stock-based compensation	(0.2)	–	(0.2)	–
Net cash provided by (used in) financing activities	(10.8)	(13.2)	(10.9)	5.0

Change in cash and cash equivalents	5.5	(4.3)	45.5	(0.5)
Cash and cash equivalents at beginning of period	91.2	14.6	51.2	10.8
Cash and cash equivalents at end of period	$96.7	$10.3	$96.7	$10.3

Supplemental information:
Cash paid for interest	$0.8	$2.6	$2.3	$5.1
Cash paid for taxes	$0.1	$(0.2)	$0.4	$0.1

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PMC Reports Results for the Third Quarter of 2011

November 3, 2011

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

INTEGRATION, MERGER AND ACQUISITION RELATED COSTS AND OTHER CHARGES

The following is a summary of integration, merger and acquisition related costs and other charges incurred by PharMerica for the three and nine months ended September 30, 2010 and 2011 (unaudited).

(In millions, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Integration costs and other charges:
Pre-Pharmacy Transaction litigation matters	$–	$(2.0)	$5.0	$(2.0)
Tender offer costs	–	1.1	–	1.1
Professional and advisory fees	0.7	0.2	2.2	0.6
General and administrative	0.1	–	0.5	0.1
Employee costs	0.2	–	0.4	0.2
Severance costs	0.4	–	0.6	0.2
Facility costs	–	0.3	0.2	0.2
Other	0.1	0.1	0.1	–
	1.5	(0.3)	9.0	0.4
Acquisition related costs:
Professional and advisory fees	0.5	0.9	1.0	4.1
General and administrative	0.1	0.1	1.1	0.7
Employee costs	–	0.5	0.2	2.5
Severance costs	–	0.2	–	1.6
Facility costs	0.1	0.3	1.3	1.5
Other	0.2	0.1	0.2	0.8
	0.9	2.1	3.8	11.2
Total integration, merger and acquisition related costs and other charges	$2.4	$1.8	$12.8	$11.6
Negative effect on earnings per diluted share	$(0.05)	$(0.04)	$(0.25)	$(0.25)

IMPAIRMENT OF INTANGIBLE ASSETS

During the third quarter of 2011, the Company recorded a pre-tax impairment charge of $5.1 million related to finite-lived customer relationships.  The impairment, which related to the Institutional Pharmacy segment, was incurred as the result of non-renewal of certain customer contracts.  The impairment was related to assets acquired in acquisitions during the year ended December 31, 2005.  Using a discounted cash flow analysis, the Company determined that a pre-tax impairment charge of $5.1 million was required to write the carrying value down to the fair value, resulting in a loss per diluted share impact of $0.11.

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PMC Reports Results for the Third Quarter of 2011

November 3, 2011

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

CUSTOMER LICENSED BEDS UNDER CONTRACT AND PRESCRIPTION DATA

The following is a summary of customer licensed beds under contract and prescription data as of and for the three and nine months ended September 30, 2010 and 2011 (unaudited).

	Three Months Ended September 30,		Nine Months Ended September 30,
(In whole numbers, except where indicated)	2010	2011	2010	2011
Customer licensed beds under contract:
Beginning of period	298,584	353,024	313,867	362,901
Additions – PharMerica Corporation	4,867	3,229	11,564	13,870
Additions – Chem Rx	–	905	–	2,295
Losses – PharMerica Corporation	(13,703)	(13,561)	(35,683)	(30,287)
Losses – Chem Rx	–	(1,498)	–	(6,680)
End of period	289,748	342,099	289,748	342,099

Prescription data:
Prescriptions dispensed (in thousands)	8,949	10,357	27,929	31,733
Revenue per prescription dispensed	$47.79	$48.57	$46.97	$48.49
Gross profit per prescription dispensed	$6.13	$7.09	$6.17	$6.67

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Net income	$4.8	$4.8	$14.5	$15.5
Add:
Interest expense, net	0.9	2.6	2.6	6.3
Integration, merger and acquisition related costs and other charges	2.4	1.8	12.8	11.6
Provision for income taxes	3.2	3.3	9.8	9.1
Impairment of intangible assets	–	5.1	–	5.1
Depreciation and amortization expense	7.0	7.8	21.0	23.3
Adjusted EBITDA	$18.3	$25.4	$60.7	$70.9
Adjusted EBITDA margin	4.1%	4.9%	4.5%	4.5%

UNAUDITED RECONCILIATION OF EARNINGS PER DILUTED SHARE
TO ADJUSTED EARNINGS PER DILUTED SHARE

(In whole numbers)	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Earnings per diluted share	$0.16	$0.16	$0.48	$0.53
Diluted earnings per share impact of:
Impairment of intangible assets	–	0.11	–	0.11
Integration, merger and acquisition related costs and other charges	0.05	0.04	0.25	0.25
Tax accounting matters	–	–	–	(0.04)
Adjusted earnings per diluted share after impact of above items	$0.21	$0.31	$0.73	$0.85

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PMC Reports Results for the Third Quarter of 2011

November 3, 2011

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS FROM OPERATING ACTIVITIES

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Adjusted EBITDA	$18.3	$25.4	$60.7	$70.9
Interest expense, net	(0.9)	(2.6)	(2.6)	(6.3)
Provision for income taxes	(3.2)	(3.3)	(9.8)	(9.1)
Integration, merger and acquisition related costs and other charges	(2.3)	(1.3)	(12.2)	(10.4)
Provision for bad debt	4.5	6.4	12.9	17.6
Stock-based compensation	0.8	1.3	3.3	4.5
Amortization of deferred financing fees	0.1	0.2	0.4	0.7
Deferred income taxes	3.4	2.9	9.1	9.8
Loss on disposition of equipment	0.1	0.1	0.2	0.3
Other	–	(0.2)	–	(0.2)
Changes in assets and liabilities	2.7	(16.9)	6.8	(65.5)
Net Cash Flows from Operating Activities	$23.5	$12.0	$68.8	$12.3

Use of Non-GAAP Measures

PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues.  PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying unaudited condensed consolidated income statements and cash flows, and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses adjusted earnings per diluted share, exclusive of the impact of the impairment of intangible assets, the impact of integration, merger and acquisition related costs and other charges and the impact of the tax accounting matters, as an indicator of its core operating results.  The measurement is used in concert with net income and earnings per diluted share, which measure actual earnings per share generated in the period.  PharMerica believes the exclusion of these charges in expressing adjusted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Adjusted earnings per diluted share, exclusive of the impact of the impairment of intangible assets, the impact of integration, merger and acquisition related costs and other charges and the impact of the tax accounting matters, do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for earnings per diluted share as measured under GAAP.  The impact of the impairment of intangible assets, the impact of integration, merger and acquisition related costs and other charges and the impact of the tax accounting matters excluded from the earnings per diluted share are significant components of the accompanying unaudited condensed consolidated income statements, and must be considered in performing a comprehensive assessment of overall financial performance.

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